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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Westpac Banking Corporation
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	98-6008211 (I.R.S. Employer Identification No.)

275 Kent Street, Sydney NSW 2000
Australia
(+61) 2 9293-9270
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

Manuela Adl
Senior Vice President and Chief Operating Officer
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, New York 10017-2422
(212) 551-1905
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan H. Paley, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)(4)

Senior Debt Securities	(5)	(5)

Subordinated Debt Securities	(5)	(5)

Total	$2,000,000,000.00	$69,659.25

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

(2)
If any securities are (a) denominated or payable in a foreign currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $2,000,000,000.00 or (b) issued at an original issue discount, such principal amount as shall result in an aggregate initial offering price of $2,000,000,000.00.

(3)
The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed in accordance with Rule 457(o) under the Securities Act.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include US$227,500,000.00 of unsold debt securities previously registered on the registrant's Registration Statement on Form F-3 (Registration No. 333-10546), filed with the Securities and Exchange Commission on July 1, 1999, registering securities for a maximum aggregate offering price of US$1,000,000,000.00, which we refer to as the Prior Registration Statement. The registrant paid a registration fee of US$63,245.00 in connection with the registration of such unsold securities on the Prior Registration Statement. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum offering price of the additional US$1,772,500,000.00 of securities registered on this Registration Statement and the registrant is paying US$69,659.25 in filing fees for this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(5)
Omitted pursuant to General Instruction II.C of Form F-3 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated September 16, 2008

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Debt Securities

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of these securities will be listed on any securities exchange.

        The debt securities are not deposit liabilities for the purpose of the Banking Act of 1959 of Australia and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2008.

 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
WESTPAC BANKING CORPORATION	1
USE OF PROCEEDS	3
DESCRIPTION OF THE DEBT SECURITIES	4
TAXATION	18
PLAN OF DISTRIBUTION	20
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION OF INFORMATION WE FILE WITH THE SEC	22
ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA	24
CURRENCY OF PRESENTATION AND EXCHANGE RATES	24
VALIDITY OF SECURITIES	25
EXPERTS	25
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY	25

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus alone or in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC." You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representation, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia's, which we refer to as Australia, Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition. We use words such as "may", "expect", "intend", "plan", "estimate", "anticipate", "believe", "probability", "risk" or other similar words to identify forward-looking statements. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those we expect, depending on the outcome of various factors, including, but not limited to, those set forth in our most recently filed Annual Report on Form 20-F and the other documents incorporated by reference in this prospectus. These factors include:

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  inflation, interest rate, exchange rate, market and monetary fluctuations;

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  market liquidity and investor confidence;

ii

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  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy;

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  changes in consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we conduct our operations;

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  the effects of competition in the geographic and business areas in which we conduct operations;

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  the ability to maintain or increase market share and control expenses;

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  the timely development and acceptance of new products and services and the perceived overall value of these products and services by users;

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  technological changes;

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  demographic changes and changes in political, social, and economic conditions in any of the major markets in which we operate;

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  our ability to incur additional indebtedness and the limitations contained in the agreements governing such indebtedness;

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  risks associated with our proposed merger with St.George Bank Limited, which we refer to as St.George, including risks related to the consummation of the merger, obtaining regulatory approvals, the accuracy of St.George's publicly available information, the failure to realize business growth opportunities, our becoming subject to unknown liabilities of St.George, the integration of our operations and those of St.George and St.George's receipt of a superior merger proposal from another party;

  •
  dislocation in global capital markets; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made, and we undertake no obligation to update our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

iii

 WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and, through our New Zealand operations, we are also one of the largest banking organizations in New Zealand. We and our controlled entities provide a broad range of banking and financial services in these markets, including retail, business and institutional banking and wealth management services.

        We were founded in 1817 and were the first bank to be established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand and the Pacific region and maintain offices in some of the key financial centers around the world. In July 2008, we reorganized our business into four key customer-facing divisions, serving over 7 million customers, which are:

  •
  Westpac Retail and Business Banking;

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  BT Financial Group Australia;

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  Westpac Institutional Bank; and

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  New Zealand Banking.

        These customer-facing divisions are supported by a number of corporate level functions and divisions, including:

  •
  Product and Operations, which is responsible for all consumer and business product development, management and operations; and

  •
  Technology, which is responsible for developing and maintaining reliable and flexible technology capabilities and technology strategies.

Westpac Retail and Business Banking

        Westpac Retail and Business Banking, which we refer to as WRBB, is responsible for sales, marketing and customer service for all consumer, commercial and small-to-medium enterprise customers within Australia. WRBB offers a broad range of financial products, including savings and check accounts, demand and term deposits, credit cards, personal and housing loans, and business specific working capital, transactional, cash flow and trade finance facilities.

        WRBB conducts sales and servicing activities through our branch network (825 as at September 30, 2007, including in-store branches), RAMS franchise outlets, home finance managers, specialized consumer relationship managers, call centers, automatic teller machines, which we refer to as ATMs, and internet banking services. For business customers, these activities are conducted by specialized relationship managers, with the support of cash flow, financial markets and wealth specialists, via the branch network, business banking centers, internet and telephone channels.

        WRBB is also responsible for the management of our third party retail and business distribution relationships.

        Prior to our reorganization in July 2008, these activities were separately managed by Consumer Financial Services, which we referred to as CFS, for consumer customers, and Business Financial Services, which we referred to as BFS, for small-to-medium enterprise and commercial customers.

        We have a significant presence in the retail deposits and working capital market in Australia. In the year ended September 30, 2007 total deposits for CFS increased by 11% to A$53.2 billion (2006

A$48.0 billion) and total deposits for BFS, comprising both deposit products and working capital products, increased by 15% to A$51.5 billion (2006 A$44.8 billion).

        We are a significant lender in the housing finance market in Australia. In the year ended September 30, 2007, our residential mortgage loan portfolio increased 12% to A$125.6 billion (2006 A$111.9 billion) (inclusive of securitized loans) from September 30, 2006, with variable interest rate loans comprising 80% of the portfolio. A significant portion of our housing finance sales are through independent mortgage brokers. In the year ended September 30, 2007, approximately 38% (2006 38%) of mortgage loan drawdowns were arranged via this channel. In addition, we are a major provider of credit card finance in Australia. Our total credit card outstandings as at September 30, 2007 increased by 9% to A$7.3 billion (2006 A$6.7 billion).

        We are also a major lender in the business finance market in Australia. In the year ended September 30, 2007, our total lending portfolio increased by 16% to A$53.3 billion (2006 A$45.7 billion) with term lending increasing 18%, bill acceptances increasing 18%, and equipment finance increasing 10%. The balance of the portfolio comprises revolving cash management facilities and trade finance.

BT Financial Group Australia

        BT Financial Group Australia, which we refer to as BTFG, is Westpac's wealth management business. BTFG manufactures and distributes financial products that are designed to help our customers accumulate, manage and protect their wealth. These products include retail investments, personal and business superannuation (pensions), life and general insurance and client portfolio administration (Wrap and master trust platforms). BTFG also provides financial planning advice and private banking services.

        In December 2007, we completed a partial sale of our investment management business, BT Investment Management Limited, which we refer to as BTIM, in an initial public offering. We retain a 60% shareholding in BTIM, which continues to manage the funds for many of our investment products in addition to its own, and third party, investment products. BTFG continues to distribute our other financial products.

        Our retail, institutional and wholesale funds under management, including funds under management by BTIM, totaled A$41.3 billion (2006 A$39.0 billion) and funds under administration totaled A$46.2 billion (2006 A$40.4 billion) as at September 30, 2007.

Westpac Institutional Bank

        Westpac Institutional Bank, which we refer to as WIB, services the financial needs of corporate, institutional and government customers either based in, or with interests in, Australia and New Zealand. This is achieved through dedicated industry teams supported by specialists with expertise in financial markets, transactional banking and debt capital markets. WIB provides access to global markets across a broad range of products through its debt markets, foreign exchange and commodities businesses. WIB's equities business provides margin lending, structured products, managed portfolios and online broking services to retail and high net worth customers. In addition, WIB's Hastings Funds Management manufactures alternative investment products in areas such as infrastructure and property.

        WIB supports customers through branches and subsidiaries located in Australia, New Zealand, New York, London and Asia. Our Pacific region banking operations, which provide a full range of deposit, loan, transaction account and international trade facilities to personal and business customers in the near Pacific, are managed within WIB.

New Zealand Banking

        We are one of New Zealand's largest banking organizations and provide a full range of retail banking, wealth management and business banking products and services to approximately 1.3 million New Zealand based customers. As at September 30, 2007, we had approximately 5,000 staff, 197 branches (including agency sites) and 476 Westpac branded ATMs operating throughout New Zealand.

        We are the third largest provider of housing finance in New Zealand. As at September 30, 2007, our mortgage loan portfolio was NZ$29.7 billion (A$25.4 billion) (including securitized loans). In addition, we are a major provider of wealth management services, with NZ$1.9 billion (A$1.6 billion) in funds under management as at September 30, 2007.

        We operate in New Zealand through both a branch of Westpac and a separate New Zealand banking subsidiary, Westpac New Zealand Limited, which we refer to as WNZL. WNZL is a registered bank under the Reserve Bank of New Zealand Act 1989. As a result of a reorganization of our New Zealand operations in 2006, WNZL provides the full range of consumer and business banking products and services to customers that previously were provided by our New Zealand branch. Our New Zealand branch retains its wholesale banking and financial markets businesses. We continue to provide certain systems and other operational support to WNZL.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

 DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured general obligations, which may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities."

        The senior debt securities will be issued in one or more series under an indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee, which we refer to as the senior indenture. The subordinated debt securities will be issued under an amended and restated subordinated indenture, dated as of May 15, 2003, between us and The Bank of New York Mellon as successor to JPMorgan Chase Bank, as trustee, which we refer to as the subordinated indenture. Each indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities.

        We have summarized below certain terms of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture. References in parenthetical below to sections or articles are to sections or articles of the indentures.

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. The particular terms of the debt securities offered by any prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the debt securities will be described in the related prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of debt securities, you should refer to both the related prospectus supplement or term sheet and to the following description.

Ranking

        Senior debt securities will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The senior debt securities will rank senior to Westpac's subordinated obligations, including any subordinated debt securities.

        Subordinated debt securities will be Westpac's direct and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), at least equally with all of Westpac's subordinated indebtedness. Subordinated indebtedness means indebtedness (present and future) that by its terms is, or is expressed to be, subordinated in the event of Westpac's winding up (as defined below) to the claims of its senior creditors (as defined below), other than (i) indebtedness that does not have a fixed maturity date and (ii) indebtedness the right to repayment of which by its terms is, or is expressed to be, subordinated in the event of Westpac's winding up to the subordinated debt securities. The subordinated debt securities will be subordinated to, and will be entitled to payment only after payment of, Westpac's senior creditors as described below under the caption "—Provisions Applicable Only to Subordinated Debt Securities—Subordination."

        The debt securities are not deposit liabilities for the purpose of the Banking Act of 1959 of Australia and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

General Terms of the Debt Securities

        Westpac may issue the debt securities in one or more series pursuant to an indenture that supplements the senior indenture or the subordinated indenture, as the case may be, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of each indenture.) The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of debt securities which may include the following:

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  title and aggregate principal amount;

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  indenture under which such series of debt securities will be issued;

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  any applicable subordination provisions;

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  percentage or percentages of principal amount at which such series of debt securities will be issued and percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of such series of debt securities;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  place or places where principal, premium and interest will be payable;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form (registered and/or bearer);

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  amount of discount with which such series of debt securities will be issued;

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  whether such series of debt securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series of debt securities and whether any interest payable prior to the issuance of definitive debt securities of such series will be credited to the account of the persons entitled to such interest;

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  the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive debt securities and the terms upon which such exchanges may be made;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of debt securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of debt securities can select the payment currency;

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  securities exchange(s) on which such series of debt securities will be listed, if any;

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  additions to or changes in the events of default with respect to such series of debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable; and

  •
  additional terms not inconsistent with the provisions of the applicable indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. United States federal and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

  •
  the price of one or more commodities, derivatives or securities;

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  one or more securities, derivatives or commodities exchange indices or other indices;

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  a currency or currencies (including any currency unit or units) other than the currency in which such debt securities are issued or other factors; or

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  any other variable or the relationship between any variables or combination of variables.

        Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional United States federal and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement or term sheet, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of each indenture.) Subject to the limitations provided in the indentures and in the prospectus supplement or term sheet, debt securities which are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of each indenture.)

        Westpac may issue debt securities of any series in whole or in part in definitive form or in the form of one or more global debt securities as described below under "Global Securities." Westpac may issue debt securities of a series at different times. In addition, Westpac may issue debt securities within a series with terms different from the terms of other debt securities of that series. (Section 3.1(c) of each indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

Global Securities

        We expect the following provisions to apply to all debt securities.

        Westpac may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.4 of each indenture.)

        The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement or term sheet. We expect that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

        Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Neither Westpac, the trustee for the debt securities, any paying agent, nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

        If the depositary for a series of debt securities notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, Westpac will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement or term sheet relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        Each indenture provides that Westpac will make all payments in respect of the debt securities without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges, which we refer to as the relevant tax, imposed or levied by or on behalf of Australia or any political subdivision or authority in or of Australia, unless the withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the debt securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the debt securities without such withholding or deduction. However, Westpac will pay no additional amounts:

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the debt securities having some connection (whether present, past or future) with Australia or any political subdivision or authority of or in Australia, other than being a holder, or the beneficial owner, of the debt securities;

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the debt securities not complying with any statutory requirements or not having made a declaration of non-residence in, or other lack of connection with, Australia or any political subdivision or authority of or in Australia or any similar claim for exemption, if Westpac or its agent has provided the holder, or the beneficial owner, of the debt securities with at least 60 days' prior written notice of an opportunity to comply with such statutory requirements or make a declaration or claim;

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the debt securities having presented for payment more than 30 days after the date on which the payment in respect of the debt securities first became due and payable, except to the extent that the holder, or the beneficial owner, of the debt securities would have been entitled to such additional amounts if the holder or beneficial owner had presented the debt securities for payment on any day within such 30-day period;

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the debt securities having presented the debt securities for payment in Australia, unless the debt securities could not have been presented for payment elsewhere; or

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the debt securities being an associate of Westpac for purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of Australia.

In addition, Westpac will pay no additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment in respect of the debt securities to the extent such payment would, under the laws of Australia or any political subdivision or authority of or in Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to additional amounts had it been the holder of the debt securities. (Section 9.8 of each indenture.)

Redemption of Debt Securities

  General

        If the debt securities of a series provide for redemption at Westpac's election, unless otherwise provided in the applicable prospectus supplement or term sheet, such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of debt securities of such series to their last addresses as they appear on the register of the debt securities of such series. (Sections 1.6, 10.3 and 10.4 of each indenture.)

  Redemption for Taxation Reasons

        Each indenture provides that Westpac will have the right, after receipt of prior written approval by the Australian Prudential Regulation Authority, if approval is then required, to redeem a series of debt securities in whole, but not in part, at any time within 90 days following the occurrence of a tax event, which is defined below, with respect to such series of debt securities; provided, however, that, if at the time there is available to Westpac the opportunity to eliminate, within the 90-day period, the risk that any payment on the debt securities is, or will be, subject to such withholding or deduction by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in Westpac's sole judgment has or will cause no adverse effect on Westpac or any of Westpac's subsidiaries or affiliates and will involve no material cost, Westpac will pursue that measure in lieu of redemption. "Tax event" means that Westpac has requested and received an opinion of competent tax counsel to the effect that there has been:

  •
  an amendment to, change in or announced proposed change in the laws, or regulations under those laws, of Australia or any political subdivision or authority thereof or therein;

  •
  a judicial decision interpreting, applying or clarifying those laws or regulations;

  •
  an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or

  •
  a threatened challenge asserted in connection with an audit of Westpac, or any of its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to such series of debt securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after, with respect to taxes imposed by Australia or any political subdivision thereof or therein, the date of the applicable prospectus supplement or such term sheet, and, in the case of the subordinated debt securities, in the event of the assumption pursuant to the subordinated indenture of the obligations of Westpac by a successor person organized under the laws of a jurisdiction other than Australia (or any political subdivision thereof), with respect to taxes imposed by a non-Australian jurisdiction, the date of the transaction resulting in such assumption, in each case following which there is more than an insubstantial risk that any payment on such series of debt securities is, or will be, subject to withholding or deduction in respect of any taxes, assessments or other governmental charges.

        If Westpac redeems debt securities in these circumstances, the redemption price of each debt security redeemed will be equal to 100% of the principal amount of such debt security plus accrued and unpaid interest on such debt security to the date of redemption or any other amount as specified in the applicable prospectus supplement or term sheet. (Section 10.8 of each indenture.)

Events of Default, Notice and Waiver

  Senior Debt Securities

        The senior indenture provides that, if an event of default in respect of any series of senior debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or a portion thereof in the case of certain senior debt securities issued with original issue discount) of all the senior debt securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the senior debt securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)

        The senior indenture defines events of default in respect of any series of senior debt securities as:

  •
  default for 30 days in payment of any interest installment or additional amount when due;

  •
  default in payment of the principal of, or any premium on, or any mandatory sinking fund payment with respect to, senior debt securities of such series when due;

  •
  default for 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series in performance of any covenant or warranty in such indenture in respect of the senior debt securities of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving a winding-up of Westpac or any other case or proceeding whereby Westpac may be wound-up, dissolved or cease to exist;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree of order by a court of competent jurisdiction for relief involving or resulting in the winding-up of Westpac;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac; and

  •
  any other event of default provided for in the senior indenture with respect to the senior debt securities of such series. (Section 5.1 of the senior indenture.)

  Subordinated Debt Securities

        Events of Default.    The subordinated indenture provides that, if an event of default in respect of any series of subordinated debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or a portion thereof in the case of certain subordinated debt securities issued with original issue discount) of all the subordinated debt securities of that series to be due and payable immediately, by a written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the subordinated debt securities shall be immediately due and payable by Westpac. (Section 5.2 of the subordinated indenture.)

        Notwithstanding such declaration, no payments will be made to holders of subordinated debt securities until all senior creditors, as defined under "—Provisions Applicable Only to Subordinated Debt Securities—Subordination," have been paid in full. For information concerning the rights of holders of subordinated debt securities after proceedings for a winding-up of Westpac have been instituted, see "—Provisions Applicable Only to Subordinated Debt Securities—Status After the Commencement of a Winding-Up of Westpac".

        The subordinated indenture defines an event of default in respect of any series of subordinated debt securities as:

  •
  the entry of a decree or order by a court of competent jurisdiction for relief involving or resulting in the winding-up of Westpac;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving a winding-up of Westpac or any other case or proceeding whereby Westpac may be wound-up, dissolved or cease to exist;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  any other event of default provided for in the subordinated indenture with respect to the subordinated debt securities of such series. (Section 5.1 of the subordinated indenture.)

         Defaults.    If a default in respect of any series of subordinated debt securities shall have occurred and be continuing, the trustee may in its discretion institute any appropriate judicial proceeding as it shall deem most effectual to protect and enforce its rights and the rights of the holders of the subordinated debt securities of that series, the holders shall have no right to accelerate the payment of principal amounts unless the default is also an event of default. (Section 5.3 of the subordinated indenture.)

        The subordinated indenture defines a default in respect of any series of subordinated debt securities as:

  •
  the occurrence of an event of default;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac;

  •
  default for 30 days in payment of any interest installment or additional amount when due;

  •
  default for seven days in payment of the principal of, or any premium on, or any mandatory sinking fund payment with respect to, subordinated debt securities of such series when due;

  •
  default for 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of such series in performance of any covenant or warranty in such indenture in respect of the subordinated debt securities of such series; and

  •
  any other default provided for in the subordinated indenture with respect to the subordinated debt securities of such series. (Section 5.1 of the subordinated indenture.)

        Provisions Applicable to Senior and Subordinated Debt Securities

        The Trust Indenture Act of 1939 and Section 6.5 of each indenture provide that the trustee will, within 90 days after the occurrence of an event of default or (in the case of the subordinated indenture) a default in respect of any series of debt securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The terms "event of default" and "default" for the purpose of this provision mean any event which is, or after notice or lapse of time or both would become, an event of default or (in the case of the subordinated indenture) a default with respect to debt securities of such series.

        Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the debt securities of that series. (Section 5.8 of each indenture.)

        Each indenture provides that the trustee, subject to the duty of the trustee during an event of default in respect of any series of debt securities to act with the required standard of care, will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indentures, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of each indenture.)

        Each indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under each indenture. (Section 9.7 of each indenture.)

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may by providing written notice to the trustee, on behalf of the holders of all debt securities of that series, waive any past default or event of default, or compliance with certain provisions of the indenture, except for defaults or events of default not already cured in the payment of the principal of, or premium, if any, or interest on any of the debt securities of that series or any coupon related to such debt securities or compliance with certain covenants. (Section 5.7 of each indenture.)

Modification of the Indentures

        Each indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of debt securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  add additional events of default and, in the case of the subordinated indenture, defaults, with respect to any series of debt securities;

  •
  add to or change any provisions of the indenture to such extent as necessary to facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in global form;

  •
  change or eliminate any provision of the indenture affecting only debt securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  secure the debt securities;

  •
  establish the form or terms of debt securities;

  •
  provide for delivery of such supplemental indentures or the debt securities of any series in or by means of any computerized, electronic or other medium, including without limitation by computer diskette;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of each indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

  •
  permit payment of principal, premium or interest in respect of debt securities in bearer form or coupons, if any, in the United States and other areas subject to its jurisdiction;

  •
  maintain the qualification of each indenture under the Trust Indenture Act of 1939;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debt securities of any series then outstanding;

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited. (Section 8.1 of each indenture.)

        Each indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of debt securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected debt securities, among other things:

  •
  change the maturity of any debt securities;

  •
  change the currency in which such debt securities are payable;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount debt security or indexed debt security that would be due and payable upon an acceleration of such debt security or indexed debt security;

  •
  impair the right to institute suit for the enforcement of any payment on such debt securities at maturity or upon redemption;

  •
  reduce the percentage of the outstanding principal amount of debt securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture;

  •
  modify the indenture provisions concerning modification of the indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of debt securities; or

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities then outstanding. (Section 8.2 of each indenture.)

        In addition, material variations in the terms and conditions relating to redemption, events of default, and, in the case of subordinated debt securities, subordination may require the consent of the Australian Prudential Regulation Authority.

Satisfaction and Discharge of the Indentures; Defeasance

        The indenture shall generally cease to be of any further effect with respect to a series of debt securities when:

  •
  Westpac has delivered to the trustee for cancellation all debt securities of that series; or

  •
  all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the indenture by Westpac in respect of all debt securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of each indenture.)

The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the debt securities of the defeased series and the indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of each indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of debt securities entitled to give or take any action under the senior indenture or the subordinated indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of debt securities on the record date. Also, unless otherwise specified in the prospectus supplement or term sheet applicable to a series of debt securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of each indenture.)

Notice

        Notices to holders of debt securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a debt security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of each indenture.)

Governing Law

        Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions contained in Sections 12.1 and 12.2 of the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of each indenture.)

        Each indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any debt security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of each indenture.)

Consolidation, Merger or Sale of Assets

        The senior indenture and the subordinated indenture provide that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged is entitled to carry on its businesses and expressly assumes by supplemental indenture all of Westpac's obligations under the debt securities and the indenture and, in the case of the senior indenture, the entity that acquires Westpac's assets is organized under the laws of Australia or any political subdivision thereof; and

  •
  immediately after giving effect to such transaction, no event of default and also (in the case of the subordinated indenture) no default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the indenture. (Section 7.1 of each indenture.)

Concerning the Trustees

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee under both the senior indenture and the subordinated indenture.

Consent to Service of Process

        Each indenture provides that Westpac will irrevocably designate our Counsel, Legal Services, located in our New York branch, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under such indenture or the debt securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of each indenture.)

Australian Regulatory Restrictions on Payments by Westpac

        Nothing in either indenture affects the applicability of:

  •
  Section 13A of the Banking Act 1959 of Australia, which provides that if Westpac becomes unable to meet its obligations or suspends payment of its obligations, the assets of Westpac in Australia shall be available to meet its deposit liabilities in Australia in priority to all other liabilities of Westpac;

  •
  Section 86 of the Reserve Bank Act 1959 of Australia, which provides, in a winding-up of Westpac, debts due to the Reserve Bank of Australia by Westpac shall, subject to Section 13A of the Banking Act 1959 of Australia, have priority over all other debts of Westpac other than debts due to Australia; and

  •
  Section 16 of the Banking Act 1959 of Australia, which provides, in a winding-up of Westpac, that, subject to Section 13A of the Banking Act 1959 of Australia, debts due to the Australian Prudential Regulation Authority have priority over all other unsecured debts of Westpac.

(Section 5.15 of each indenture.)

Provisions Applicable Only to Subordinated Debt Securities

  Subordination

        In a winding up of Westpac, the rights and claims of holders of the subordinated debt securities and the trustee (other than with respect to the costs, charges, expenses and liabilities incurred by the trustee) are subordinated and junior in right of payment to the claims of Westpac's senior creditors (as defined below). Winding up means, any procedure whereby Westpac may be wound up, dissolved or cease to exist as a body corporate and whether brought or instigated by the trustee, a holder of the subordinated debt securities or any other person, but excludes any transaction permitted as described under "—Consolidation, Merger or Sale of Assets." Senior creditors means all of Westpac's creditors (present and future) including its depositors:

  •
  whose claims are admitted in a winding-up of Westpac; and

  •
  who are not the holders of indebtedness, the right to repayment of which by its terms is, or is expressed to be, subordinated in a winding-up of Westpac to the claims of all depository and other unsubordinated creditors of Westpac.

(Section 12.2 of the subordinated indenture.)

  Status Prior to the Commencement of a Winding-Up of Westpac

        Prior to the commencement of a winding-up of Westpac:

  •
  Westpac's obligation to make any payment of principal, redemption price, interest or any other amount owing in respect of the subordinated debt securities or in relation to the subordinated indenture will be conditioned upon it being solvent (as defined below) at the time such payment is due; and

  •
  Westpac will not make any payment of principal, redemption price, interest or any other amount owing in respect of the subordinated debt securities or in relation to the subordinated indenture except to the extent that it may make such payment and still be solvent immediately thereafter.

        Solvent when used in connection with the payment of any installment of principal or interest on the subordinated debt securities means that (i) Westpac is able to pay its debts as they fall due and (ii) its assets exceed its liabilities. Assets means Westpac's total consolidated gross assets as shown by its latest published audited accounts but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, Westpac's auditors, or as the case may be, Westpac's liquidator may determine to be appropriate. Liabilities means Westpac's total consolidated gross liabilities as shown by its latest public audited accounts but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, Westpac's auditors, or as the case may be, Westpac's liquidator may determine to be appropriate.

(Sections 12.1 and 12.2 of the subordinated indenture.)

  Status After the Commencement of a Winding-Up of Westpac

        After the commencement of a winding-up of Westpac no amount shall be payable to holders of subordinated debt securities in respect of the subordinated debt securities and under the subordinated indenture until the claims of Westpac's senior creditors have been satisfied in full and the rights of the holders of the subordinated debt securities under the subordinated indenture and under the subordinated debt securities to receive any amounts in respect of the subordinated debt securities and under the subordinated indenture in the winding up of Westpac shall be held by the trustee upon trust:

  •
  First, for application in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the trustee in or about the execution of the trusts under the subordinated indenture (including the remuneration of the trustee);

  •
  Second, equally and ratably (as to its due proportion only) with the holders of Westpac's other subordinated indebtedness (as defined below) (if any) for distribution among its senior creditors (but only to the extent that their claims shall not have been satisfied in full);

  •
  Third, equally and ratably in or towards payment of the principal and interest owing in respect of the subordinated debt securities; and

  •
  Fourth, in payment of any balance to Westpac or Westpac's liquidator on its behalf.

(Section 12.2 of the subordinated indenture.)

  Other Provisions

        Other provisions applicable to subordinated debt securities will be described in the applicable prospectus supplement or term sheet.

 TAXATION

        The following statements with respect to taxation are only general summaries. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under United States federal and Australian tax law, and the laws of any other taxing jurisdiction, of the purchase, ownership and disposition of debt securities.

Australian Taxation

        The following is a summary of the material Australian tax consequences of the purchase, ownership and disposition of debt securities to holders who are not residents of Australia for Australian tax purposes and who purchase debt securities upon original issuance at the stated offering price and hold the debt securities as capital assets. The statements of law or legal conclusions in this summary are based on Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

        Each prospective investor should consult his or her own tax advisors concerning the tax consequences, in their particular circumstances, of the purchase, ownership and disposition of debt securities.

  Interest Withholding Tax

        Interest (or amounts in the nature of interest) paid by a resident of Australia, such as Westpac, to a non-resident of Australia is ordinarily subject to interest withholding tax at the rate of 10% of the gross amount of the interest. An exemption from this withholding tax is available under section 128F of the Income Tax Assessment Act 1936 as amended, which we refer to as the Tax Act, in respect of interest payable on debt securities where the issue of the debt securities satisfies a public offer test (as to which see below).

        Any of the debt securities which, at the time of issue, Westpac knew or had reasonable grounds to suspect were being or would later be acquired directly or indirectly by an associate (as defined in Section 128F of the Tax Act) of Westpac, other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities or in the capacity of a clearing house, custodian, funds manager or a responsible entity of a registered managed investment scheme under the Australian Corporation Act, would not qualify for this exemption, nor would interest qualify for this exemption if paid to an associate of Westpac who, at the time of payment, Westpac knows or has reasonable grounds to suspect is such an associate other than one acting in the capacity of a clearing house, paying agent, custodian, funds manager or a responsible entity of a registered managed investment scheme under the Australian Corporation Act.

        There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders or investors in capital markets are aware that the securities are being offered for issue or subscription. In summary, the five methods are: offers to 10 or more unrelated financiers or securities dealers; offers to 100 or more investors whom it would be reasonable to regard as either having acquired debt securities in the past or being likely to be interested in acquiring securities (such as debt securities); offers of securities which are listed on certain stock exchanges; offers that result from information available publicly in electronic form or other means that are used by financial markets for dealing in debt securities; and offers to dealers, managers or underwriters who in turn offer the securities for sale within 30 days by one of the preceding methods. In addition, the issue of a global bond or note and the offer of interests in the global bond or note by one of these methods can generally satisfy the public offer test.

        Westpac proposes that issues of debt securities would be made in a manner which would satisfy the public offer test (or the requirements for exemption in respect of a global bond or note) and would otherwise meet the requirements for exemption from withholding tax under section 128F of the Tax Act.

        If the requirements for exemption under section 128F of the Tax Act are met with respect to debt securities, payments of principal, interest and any premium made to a holder of debt securities who is not a resident of Australia for Australian tax purposes and who does not derive the interest in carrying on business at or through a permanent establishment in Australia or who is an Australia resident deriving the interest in carrying on a business through a permanent establishment outside Australia, will not be subject to Australian income or withholding taxes.

  Sale or Retirement

        A holder of debt securities who is not a resident of Australia for Australian tax purposes and who does not hold the debt securities in the course of carrying on business at or through a permanent establishment in Australia will not be subject to Australian income tax or capital gains tax on any gains or profits made on the sale or retirement of debt securities, provided such gains or profits do not have an Australian source. A gain arising on the sale of debt securities by a non-Australian resident holder, to another non-Australian resident where the sale and all negotiations for and documentation of the sale are conducted and executed outside Australia, would not be regarded as having an Australian source, nor would a gain on retirement of a debt security held by a non-Australian resident outside Australia otherwise than in carrying on business in Australia be regarded as having an Australian source.

  Amounts of Discount, Premium, etc.

        The applicable prospectus supplement or term sheet will contain a discussion of any special Australian tax consequences not discussed herein applicable to the debt securities being offered thereby, such as the special rules applicable to the sale to an Australian resident of debt securities which were issued at a discount to the amount payable upon redemption or which require the payment of a premium on redemption.

  Other Taxes

        Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of debt securities. No Australian stamp duty should be payable on a transfer of, or an agreement to transfer, debt securities if the transfer or agreement is executed outside Australia.

 PLAN OF DISTRIBUTION

        We may sell the debt securities from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

  •
  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of 1933, as amended, which we refer to as the Securities Act, of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

  •
  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Senior Vice President and Chief Operating Officer. Telephone requests may be directed to such person at (212) 551-1905.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the debt securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the year ended September 30, 2007;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated November 8, 2007;

  •
  the information contained in Exhibits 1 and 2 to our report on Form 6-K, dated December 17, 2007, as amended by our report on Form 6-K/A, dated December 20, 2007;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated December 18, 2007, as amended by our report on Form 6-K/A, dated December 20, 2007;

  •
  our report on Form 6-K, dated February 7, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated March 20, 2008, as amended by our report on Form 6-K/A, dated March 24, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated March 26, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated April 18, 2008;

  •
  the information contained in Exhibit 3 to our report on Form 6-K, dated May 5, 2008, as amended by our report on Form 6-K/A, dated June 17, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated May 12, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated May 13, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated May 15, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated May 28, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated June 18, 2008;

  •
  the information contained under the captions "Risk Factors" and "Recent Development," excluding the sub-caption "St.George Financial Information," in our report on Form 6-K, dated June 19, 2008;

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated July 17, 2008; and

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated September 8, 2008.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

 ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 20, Westpac Place, 275 Kent Street, Sydney, New South Wales, Australia, 2000. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. We have appointed our Senior Vice President & Chief Operating Officer, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422 as our agent in the United States upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named in this prospectus, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's fiscal years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Fiscal Year	At Period End	Average Rate(1)	High	Low
2003	0.6797	0.6167	0.6823	0.5422
2004	0.7244	0.7287	0.7979	0.6395
2005	0.7643	0.7685	0.7974	0.7207
2006	0.7461	0.7473	0.7781	0.7056
2007	0.8855	0.8163	0.8855	0.7434
2008(2)	0.8563	0.9151	0.9797	0.8553

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through August 28, 2008.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

 VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our US counsel, will pass on the validity of the debt securities described in this prospectus. Grant Patrick Dillon Rennie, Counsel and Head of Legal Group Treasury at Westpac, will pass on the validity of the debt securities with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of Grant Patrick Dillon Rennie on matters of Australian law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Australia.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit reports described under "Independent Registered Public Accounting Firm" is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and The Institute of Chartered Accountants in Australia (NSW) Scheme adopted by The Institute of Chartered Accountants in Australia and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme, or, in relation to matters occurring prior to October 7, 2007, the predecessor scheme. The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted in the performance of its professional services to us, including, without limitation, its audits of our financial statements, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million or, in relation to matters occurring prior to October 7, 2007, A$20 million. The limit does not apply to claims for breach of trust, fraud or dishonesty.

        In addition there is equivalent professional standards legislation in place in each state and territory in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation.

        These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to judicial consideration and therefore how the limitation will be applied by the courts and the effect of the limitation on the enforcement of foreign judgments are untested.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Except as hereinafter set forth, there is no provision in Westpac's constitution or any contract, arrangement or statute under which any director or officer of Westpac is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

        Under the constitution, Westpac must indemnify, unless the indemnity is forbidden or made void by statute, the directors and company secretaries of Westpac and each of its related bodies corporate (except those listed on a recognized stock exchange), each of its employees and those of its subsidiaries (except those listed on a recognized stock exchange) and each person acting as a responsible manager under an Australian financial services license of any of Westpac's wholly-owned subsidiaries against:

  •
  every liability incurred by each such person in his or her capacity as director, secretary, employee, or responsible manager, as the case may be; and

  •
  all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.

        In addition, Westpac has entered into a deed of access and indemnity with each of its directors, which includes indemnification in identical terms to that provided in its constitution.

        Westpac executed a deed poll providing indemnification equivalent to that provided under the constitution as described above to:

  •
  those employees who act from time to time as responsible managers under the Australian financial services licenses of Westpac or a number of its related bodies corporate; and

  •
  employees from time to time of Westpac's related bodies corporate.

        The Group Secretary and General Counsel, from time to time, in accordance with a delegated authority, approves the provision of an indemnity to certain employees of Westpac serving as directors, company secretaries, responsible managers or other approved roles of non-Westpac companies at Westpac's request. These indemnities are in terms equivalent to that provided under the constitution.

Item 9.    Exhibits

        A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

Item 10.    Undertakings

  (a)
  Rule 415 Offering.

        The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. on Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to this Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (5)
    That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (6)
    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
  (b)
  Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Westpac Banking Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, United States of America, on September 16, 2008.

WESTPAC BANKING CORPORATION
By:	/s/ MANUELA ADL Manuela Adl Senior Vice President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Ted Evans	Chairman	September 16, 2008
* Elizabeth Bryan	Director	September 16, 2008
* Gordon Cairns	Director	September 16, 2008
* Carolyn Hewson	Director	September 16, 2008
* Lindsay Maxsted	Director	September 16, 2008
* Peter Wilson	Director	September 16, 2008
* Gail Kelly	Managing Director and Chief Executive Officer (Principal Executive Officer)	September 16, 2008

Name	Title	Date

* Philip Coffey	Chief Financial Officer (Principal Financial Officer)	September 16, 2008
* Peter King	General Manager Group Finance (Principal Accounting Officer)	September 16, 2008
* Manuela Adl	Authorized Representative in the United States	September 16, 2008

*By:	/s/ MANUELA ADL Attorney-in-fact

 EXHIBIT INDEX

Number	Description
1.1	Form of Underwriting Agreement for offering of senior debt securities*
1.2	Form of Underwriting Agreement for offering of subordinated debt securities*
3.1	Constitution of Westpac Banking Corporation (incorporated herein by reference to Exhibit 1 to our Form 6-K filed on December 18, 2007)
4.1	Senior Indenture, dated as of July 1, 1999, between Westpac Banking Corporation and The Bank of New York Mellon as successor to The Chase Manhattan Bank
4.2	Amended and Restated Subordinated Indenture, dated as of May 15, 2003, between Westpac Banking Corporation and The Bank of New York Mellon as successor to JPMorgan Chase Bank
5.1	Opinion of Debevoise & Plimpton LLP
5.2	Opinion of Grant Patrick Dillon Rennie
23.1	Consent of PricewaterhouseCoopers
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
23.3	Consent of Grant Patrick Dillon Rennie (included in Exhibit 5.2)
24.1	Power of Attorney of directors of Westpac Banking Corporation
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Senior Indenture
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Subordinated Indenture.

*
To be filed subsequently under cover of Form 6-K.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WESTPAC BANKING CORPORATION
USE OF PROCEEDS
DESCRIPTION OF THE DEBT SECURITIES
TAXATION
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA
CURRENCY OF PRESENTATION AND EXCHANGE RATES
VALIDITY OF SECURITIES
EXPERTS
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 8. Indemnification of Directors and Officers
  Item 9. Exhibits
  Item 10. Undertakings
SIGNATURES
EXHIBIT INDEX